NOVEMBER 1994 AMENDMENT TO
                     THE AMENDED AND RESTATED
                        ADVISORY AGREEMENT


     THIS AMENDMENT ("Amendment") to the Amended and Restated Advisory Agreement is entered into on the 15th day of December 1994, between LIFE REASSURANCE CORPORATION OF AMERICA, a Connecticut stock insurance corporation formerly known as General Reassurance Corporation (the "Company") and CONSECO CAPITAL MANAGEMENT, INC., a Delaware corporation (the "Adviser").

     WHEREAS, the Company and the Adviser are parties to the Amended and Restated Advisory Agreement, originally dated November 16, 1998 and amended as of October 1, 1993 (the "Agreement"); and

     WHEREAS, the Company and the Adviser now desire to amend the compensation provision of the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     A. The Adviser and the Company agree to amend Section 7 of the Agreement in its entirety to read as follows:

          7. COMPENSATION. For the services to be rendered by the Adviser as provided in this Agreement, the Company will pay to the Adviser a quarterly fee equal to 0.02% of the total market value of the investable assets in the Designated Portfolio as of the end of the most recent fiscal quarter. If the combined quarterly fee payable to the Adviser by the Company under this Agreement and under that Certain Agreement between the Adviser and The Mutual Life Insurance Company of New York, dated effective May 25, 1994 (the "MONY Agreement"), is less than $100,000, then the Company agrees to pay the Adviser a combined quarterly fee under this Agreement and the MONY Agreement of $100,000. Such quarterly fee will be payable in advance within ten (10) business days after the last day of each fiscal quarter.

     B. This Amendment will become effective on November 1, 1994 and the amended compensation provision will apply to payments of compensation made after such date.

     C. This Amendment may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

                                   LIFE REASSURANCE CORPORATION OF
                                   AMERICA


                                   /S/ W. WELDON WILSON
                                   Title: Senior Vice President



                                   CONSECO CAPITAL MANAGEMENT, INC.


                                   /s/ Maxwell E. Bublitz
                                   Title: President